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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exact Sciences Corporation
Madison, Wisconsin

        We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Amendment #1 to the Registration Statement on Form S-4 of our reports dated February 21, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Exact Sciences Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus, which is part of this Amendment #1 to the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
Madison, Wisconsin

September 25, 2019

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM